Exhibit 99.1

Idaho Copper Corp. Announces Official Name and Symbol Change

Boise, Idaho – August 17th, 2023 – Idaho Copper Corporation (OTC:COPR), (“ICC” or the “Company”), a U.S. based company focused the exploration and development of its copper-molybdenum-silver deposit in Idaho, known as “the CuMo” project, announces that FINRA has processed its name and symbol change effective August 17th, 2023. The Company was formerly named Joway Health Industries Group Inc. and its former symbol was OTC:GTVI. Beginning today, the Company’s common shares will begin trading under the new name “Idaho Copper Corporation,” and under the new OTC trading symbol “COPR”.

“This corporate action is an important next step in our evolution,” commented Steven Rudofsky, Chief Executive Officer of Idaho Copper Corporation. “It will allow us to resume DTC eligibility, start our branding / market awareness campaign, and apply for listing on the OTCQB market in the near-term. At the same time, we are beginning important engineering studies designed to validate ore-sorting technologies at the CuMo project.”

Mr. Rudofsky added: “According to S&P, copper demand is projected to double by 2035, and during that time the US needs to become less reliant on foreign suppliers of key industrial minerals. Our goal is to make Idaho Copper a major domestic supplier of copper, molybdenum and silver.”

No action is required to be taken by shareholders with respect to the name change. Outstanding share certificates are not affected by the name change and do not need to be exchanged.

About Idaho Copper Corporation

Idaho Copper Corporation is a mineral exploration and development company focused on exploring and developing a large copper-molybdenum-silver deposit in Idaho (United States), (“the CuMo” project). The CuMo project currently consists of one hundred and twenty-six (126) federal unpatented lode mining claims, and six (6) patented mining claims. In total, the project comprises approximately 2,640 acres. The unpatented lode mining claims and patented claims are situated in an unorganized mining district in Boise County, Idaho.

For more information, visit: www.idaho-copper.com.

Safe Harbor Statement

This press release contains forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, the Company cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, the Company has no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2023, and the Company’s other periodic and quarterly filings with the SEC.

For further information, please contact:

info@idaho-copper.com